Celtic Investment Inc.
                       Computation of Net Income Per Share

                                                                                    Three Months Ended
                                                                                         March 31
(thousands, except per share amounts)                                            1998              1997
                                                                               ----------------------------


Average Common Shares Outstanding                                               3,906,741        4,183,781
Dilutive Common Stock Options                                                      36,637               -
Denominator for diluted earning per share                                       3,943,378        4,183,781

Numerator: Net Income attributable to Common
                   Shares                                                           96              (42)
                                                                               =============================

Net Income per share
                  Basic                                                            0.02            (0.01)
                  Diluted                                                          0.02            (0.01)



                                                                                     Nine Months Ended
                                                                                          March 31
                                                                                 1998                1997
                                                                               -----------------------------

Average Common Shares Outstanding                                                3,906,741       3,703,193
Dilutive Common Stock Options                                                      166,134             -
Denominator for diluted earning per share                                        4,072,875       3,703,193

Numerator: Net Income attributable to Common
                   Shares                                                            40              2
                                                                               =============================
Net Income per share
                  Basic                                                             0.01            0.00
                  Diluted                                                           0.01            0.00




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